UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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TIMBER PHARMACEUTICALS, INC.

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TIMBER PHARMACEUTICALS, INC.
110 Allen Road Suite 401
Basking Ridge, NJ 07920
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 3, 2021
To the Stockholders of Timber Pharmaceuticals, Inc.
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Timber Pharmaceuticals, Inc. (the “Company”) to be held on Thursday, June 3, 2021 at 1:00 p.m. Eastern Time. In light of the coronavirus and governmental decrees that in-person gatherings be limited, and in the best interests of public health and the health and safety of our stockholders, employees and Board of Directors, we are planning to hold the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TMBR2021. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:
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To elect six directors to the Company’s Board of Directors to hold office for the following year until their successors are elected;

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To approve an amendment to the Company’s 2020 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 2,056,130 to 4,668,319;

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To vote, on an advisory basis, on the executive compensation of the Company’s Named Executive Officers as described in the attached proxy statement;

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To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

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To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 12, 2021 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the Annual Meeting virtually and prefer to vote at the Annual Meeting, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Annual Meeting.
By Order of the Board of Directors
/s/ John Koconis
John Koconis
Chief Executive Officer and Chairman of the Board
April 23, 2021
Basking Ridge, New Jersey

GENERAL INFORMATION	1
PROPOSAL 1: TO ELECT SIX DIRECTORS TO THE BOARD OF DIRECTORS TO HOLD OFFICE FOR THE FOLLOWING YEAR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED	6
CORPORATE GOVERNANCE MATTERS	9
EXECUTIVE OFFICERS	13
EXECUTIVE COMPENSATION	14
DIRECTOR COMPENSATION	17
REPORT OF THE AUDIT COMMITTEE*	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
TRANSACTIONS WITH RELATED PERSONS	21
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE TIMBER PHARMACEUTICALS, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 2,056,130 TO 4,668,319	23
PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	31
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED PUBLIC ACCOUNTING FIRM	32
STOCKHOLDER PROPOSALS	35
ANNUAL REPORT	35
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	35
OTHER MATTERS	36
Appendix A	A-1

i

TIMBER PHARMACEUTICALS, INC.
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
This proxy statement contains information related to the Annual Meeting of Stockholders to be held on Thursday, June 3, 2021 at 1:00 p.m. Eastern Time (the “Annual Meeting”). In light of the coronavirus and governmental decrees that in-person gatherings be limited, and in the best interests of public health and the health and safety of our stockholders, employees and Board of Directors, we are planning to hold the Annual Meeting virtually via the Internet, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/TMBR2021 using the 16-digit control number on the Notice, proxy card or voting instruction form that accompanied the proxy materials.
Proxies for the Annual Meeting are being solicited by Timber’s Board of Directors (the “Board”). This proxy statement is first being made available to stockholders on or about April 23, 2021.
Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 3, 2021.
Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2021 Annual Meeting, our annual report for the fiscal year ended December 31, 2020 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.
In this Proxy Statement, the terms “Timber,” “we,” “us,” and “our” refer to Timber Pharmaceuticals, Inc. The mailing address of our principal executive offices is Timber Pharmaceuticals, Inc., 110 Allen Road, Suite 401, Basking Ridge, New Jersey 07920.
About the Meeting
Why are we calling this Annual Meeting?
We are calling the Annual Meeting to seek the approval of our stockholders:
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To elect six directors to our Board to hold office for the following year until their successors are elected;

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To approve an amendment to the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance thereunder from 2,056,130 to 4,668,319;

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To vote, on an advisory basis, on the executive compensation of the Company’s Named Executive Officers as described in this proxy statement;

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To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

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To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?
Our Board believes that the election of the director nominees identified herein, the approval of the increase in authorized shares under the Plan and the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021 are advisable and in the best interests of the Company and our stockholders and recommends that you vote FOR these proposals. Our Board believes that the compensation of our Named Executive Officers for the year ended December 31, 2020, as described in this proxy statement, was appropriate and recommends that you vote FOR the resolution to approve that compensation. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.
Who is entitled to vote at the meeting?
Only holders of record of our common stock at the close of business on the record date, April 12, 2021, are entitled to receive notice of the Annual Meeting and to vote either class of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. As of the record date, there were 36,659,685 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each proposal.
Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/TMBR2021 using the 16-digit control number on the Notice, proxy card or voting instruction form that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.
The live webcast of the Annual Meeting will begin promptly at 1:00 p.m. Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about April 23, 2021. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting on www.virtualshareholdermeeting.com/TMBR2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual Annual Meeting and to distribute, receive, count and tabulate proxies.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
How do I vote?
Your vote is important. Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 23, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on the record date and will post our proxy materials at www.proxyvote.com. Stockholders may choose to access our proxy materials at www.proxyvote.com or may request to receive a printed set of our proxy materials. In addition, the Notice and that website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically (or by ballot if the meeting is held at our offices), all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.
Vote on the Internet
If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 2, 2021.
Vote by Telephone
If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 2, 2021.
Vote by Mail
If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on June 2, 2021.
Please note that if you received a Notice of Internet Availability, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet and how to request paper copies of the proxy materials.
Voting at the Annual Meeting
You will have the right to vote at the Annual Meeting.
You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/TMBR2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to vote at our Annual Meeting if it is held remotely.
Even if you plan to attend our Annual Meeting remotely, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.
The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.
What if I vote and then change my mind?
You may revoke your proxy at any time before it is exercised by:
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filing with the Secretary of Timber a notice of revocation;

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submitting a later-dated vote by telephone or on the Internet;

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sending in another duly executed proxy bearing a later date; or

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attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal ?” below.
What vote is required to approve each proposal?
The holders of a majority of the voting power of the common stock issued and outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
With respect to the election of directors (Proposal 1), directors are elected by a plurality of the voting power of the shares of our common stock present or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the first proposal.
With respect to the approval of the increase in authorized shares under the Plan (Proposal 2), the advisory vote on executive compensation (Proposal 3), and the ratification of the appointment of KPMG (Proposal 4), and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the votes cast, is required to approve these proposals. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.
Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.
What are “broker non-votes”?
Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A

“broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.
How are we soliciting this proxy?
We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means.
We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT SIX DIRECTORS TO THE BOARD OF DIRECTORS TO HOLD OFFICE FOR THE FOLLOWING YEAR UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED
Our Board is currently consists of six directors and each of our six directors hold their positions on the Board until the Annual Meeting. Each of the six director nominees named below will stand for election at the Annual Meeting. Each director’s term will then continue until the earlier of the election and qualification of their successor, or their death, resignation or removal. At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that the seven director nominees named below be elected as directors to serve until the 2022 Annual Meeting and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term and until the director’s successor is duly elected and qualified.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below. The seven director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Nominees for Election for a Term Expiring at the 2022 Annual Meeting
The following table sets forth the name, age, position and tenure of our directors who are up for election at the 2021 Annual Meeting:
Name	Age	Position(s)	Served as a Director Since
John Koconis	51	Chief Executive Officer, President and Chairman of the Board	2020
Zachary Rome	37	Chief Operating Officer, Executive Vice President, Director and Secretary	2020
David Cohen, M.D.	56	Director	2020
Lubor Gaal, Ph.D.	53	Director	2020
Gianluca Pirozzi, M.D., Ph.D.	44	Director	2020
Edward J. Sitar	60	Director	2020
The following biographical descriptions set forth certain information with respect to the director nominees, based on information furnished to Timber by each director nominee.
John Koconis has served as our Chief Executive Officer and as a director on our Board since May 2020. Mr. Koconis previously served as Chief Executive Officer of Timber Pharmaceuticals, LLC, the Company’s wholly-owned subsidiary (“Timber Sub”) from June 2019 through April 2020 and has served on Timber Sub’s board of managers since July 2019. From July 2016 to January 2019 Mr. Koconis served as Executive Vice President and Chief Commercial Officer at Castle Creek Pharmaceuticals LLC, a biopharmaceutical company. Prior to that, Mr. Koconis served as Global Lead for Dermatology & Respiratory at Sanofi Genzyme, a biotechnology company, from January 2016 to July 2016. Mr. Koconis served as President and Chief Executive Officer of LEO Pharma Inc., a specialty pharmaceutical company, from 2009 to 2014. Mr. Koconis received a Bachelor of Science in Biology from Loyola University Chicago and an MBA from the Quinlan School of Business at Loyola University Chicago. Mr. Koconis’ healthcare industry and executive business experience qualifies him to serve on our Board.

Zachary Rome is a co-founder of Timber and has served as our Chief Operating Officer, Executive Vice President and Secretary and as a director on our Board since May 2020. Mr. Rome has also served as Timber Sub’s President and has served on Timber Sub’s board of managers since February 2019. Since January 2020, Mr. Rome has served as Timber Sub’s Secretary and has been a Partner at TardiMed Sciences LLC, a life sciences company creation firm and an affiliate of Timber, where he has co-founded and/or played an operating role in several life science startup companies. Mr. Rome served as a Principal at TardiMed from March 2019 to December 2019. Since August 2017, Mr. Rome has served as President of Patagonia Pharmaceuticals LLC, a specialty pharmaceutical company and an affiliate of Timber. Prior to that, Mr. Rome served as Patagonia Pharmaceuticals LLC’s Executive Vice President from August 2015 to August 2017 and its Vice President, Business Development from December 2013 to April 2015. Mr. Rome received a Bachelor of Science in Marine Science and Biology from the University of Miami and a Master of Science for Teachers in Adolescent Science Biology from Pace University. Mr. Rome’s scientific knowledge, industry and executive business experience qualifies him to serve on our Board.
David Cohen, M.D., has served as a director on our Board since August 2020. Dr. Cohen is the Charles C. and Dorothea E. Harris Professor of Dermatology at New York University School of Medicine, where he also serves as Chief of Allergy and Contact Dermatitis, Vice Chairman of Clinical Affairs, and Director of Occupational and Environmental Dermatology. Dr. Cohen joined the NYU faculty in 1994 and his work has concentrated on cutaneous allergic and toxic reactions to exogenous and photo-reactive chemicals and the interaction of environmental stressors on the skin. He currently serves on the board of directors of Kadmon Holdings, Inc. (NYSE:KDMN), a clinical-stage biopharmaceutical company that discovers, develops and delivers transformative therapies for unmet medical needs, since 2014, and Evommune, Inc., a private research and development company, since 2020. Dr. Cohen had served on the board of directors of Dermira, Inc., a biopharmaceutical company focused on developing therapies for chronic skin conditions, from 2014 until its acquisition by Eli Lilly and Company in February 2020. Dr. Cohen received a Bachelor of Science in biomedical science from the City University of New York, an M.D. from State University of New York at Stony Brook School of Medicine and an M.P.H. in environmental science from Columbia University School of Public Health. Dr. Cohen’s healthcare industry and executive experience qualifies him to serve on our Board.
Lubor Gaal, Ph.D., has served as a director on our Board since August 2020. Dr. Gaal is the Senior Vice President and Head of Europe of Locust Walk, a global life science transaction firm, since July 2018. Dr. Gaal has over 20 years of experience working for biotech and pharmaceutical companies in Europe and the United States. Prior to joining Locust Walk, he was the Head of External Innovation and Licensing and a member of the R&D Management Committee at Almirall, a leading Dermatology company globally. Dr. Gaal held various senior business development positions at Bristol-Myers Squibb as well as Bayer AG. In addition to his long experience in pharmaceutical companies, he also held executive management roles at Neuro3d and Vectron therapeutics, two European biotech companies. He started his career in California, where he advised biotech and pharma companies on strategy and transactions at Burrill & Co. in San Francisco, California. Dr. Gaal has a Ph.D. in Neurosciences from the University of California in Berkeley, California. Dr. Gaal’s executive business experience qualifies him to serve on our Board.
Gianluca Pirozzi, M.D., Ph.D., has served as a director on our Board since May 2020. Dr. Pirozzi is a clinical immunologist with over 20 years of experience in the pharmaceutical industry. Since October 2019, Dr. Pirozzi has served as SVP, Head of Clinical Development and Translational Sciences at Alexion Pharmaceuticals (NASDAQ:ALXN), a global biopharmaceutical company dedicated to Rare Disease Development. Prior to that, Dr. Pirozzi served as Head of Development for Rare Diseases and Translational Gene Therapy at Sanofi-Genzyme (NASDAQ:SNY), a global biopharmaceutical company from July 2018 to September 2019, and as Global Project Head of Dupixent from 2013 to 2018. Dr. Pirozzi has also served on the board of directors of Imbria Pharmaceuticals since September 2018 and has been a scientific advisor of SMS Research Foundation since December 2015. Dr. Pirozzi holds an M.D. from Università Campus Bio-Medico di Roma and a Ph.D. in Immunology from Sapienza Università di Roma and completed a Post-Doc in Immunology at the Pasteur Institute in Paris, France. Dr. Pirozzi’s industry experience qualifies him to serve on our Board.
Edward J. Sitar has served as a director on our Board since May 2020. Mr. Sitar has had extensive financial leadership experience. Since July 2019, Mr. Sitar has served as the Chief Financial Officer of 9

Meters Biopharma, Inc. formerly known as Innovate Biopharmaceuticals Inc. (NASDAQ: NMTR), a clinical stage biotechnology company. Prior to that, he served as Acting Chief Financial Officer of CareDox, Inc., a technology company, as the Chief Financial Officer of Ammon Analytical Laboratory, a company focused on specialty testing for the drug treatment community and as the Chief Financial Officer of Vyant Bio, Inc. (f/k/a Cancer Genetics, Inc.) (NASDAQ: VYNT), a company focused on precision medicine for oncology Mr. Sitar holds a Bachelor of Science in accounting from the University of Scranton and is licensed as a Certified Public Accountant in New Jersey. Mr. Sitar’s public company and industry experience qualify him to serve on our Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS
Board of Director Composition
Our Board currently consists of six members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.
Board of Director Meetings
This is our first Annual Meeting of Stockholders since the consummation of the merger involving BioPharmX Corporation on May 18, 2020 (the “Effective Date”), in which the Company is the surviving entity. Since the Effective Date through December 31, 2020, (i) our Board met three times and acted by written consent two times; (ii) our audit committee of the Board (the “Audit Committee”) met four times and acted by written consent two times; (iii) our compensation committee of the Board (the “Compensation Committee”) met three times and did not act by written consent, and (iv) our nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) did not formally meet and acted by written consent one time. Our science and technology committee of the Board (the “Science and Technology Committee”) was formed on April 20, 2021. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees). Timber does not have a formal policy requiring members of the Board to attend our annual meetings.
Director Independence
Our Board determines the independence of our directors by applying the independence principles and standards established by the NYSE American LLC, or NYSE American, including those published in the NYSE American LLC Company Guide. These provide that a director is independent only if our board of directors affirmatively determines that such director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of such director. They also specify that a director who is an executive officer or employee of the Company precludes a determination of independence with respect to such director. Under the rules of the NYSE American, independent directors must comprise at least 50% of our Board. In addition, the rules of NYSE American require that, subject to specified exceptions, each member of our Audit, Compensation and Nominating and Corporate Governance committees must be independent.
Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Further, each member of our Compensation Committee also must qualify as independent under the listing standards, as “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and as “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board determined that Dr. Cohen, Dr. Gaal, Dr. Pirozzi and Mr. Sitar do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of the NYSE American. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section entitled “Transactions with Related Persons.”
Board Committees
Audit Committee
Our Audit Committee currently consists of Mr. Sitar, as chair, Dr. Cohen and Dr. Pirozzi, each of whom is “independent” as that term is defined under applicable SEC rules and NYSE listing standards. Our Board has determined that Mr. Sitar qualifies as an audit committee financial expert within the meaning of SEC regulations and the NYSE listing standards. In making this determination, our Board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements.
Our Audit Committee’s responsibilities include:
•
selecting a firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•
ensuring the independence of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•
establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;

•
considering the adequacy of our internal controls and internal audit function;

•
reviewing material related party transactions or those that require disclosure; and

•
approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.
Our Audit Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.
Compensation Committee
Our Compensation Committee currently consists of Dr. Gaal, as chair, Dr. Cohen, and Mr. Sitar, each of whom is “independent” as that term is defined under applicable SEC rules and NYSE listing standards. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. Our Compensation Committee’s responsibilities include:
•
reviewing and approving, or recommending that our Board approve, the compensation of executive officers;

•
reviewing and approving, or recommending that our Board approve, the compensation of directors;

•
reviewing and recommending to our Board the terms of any compensatory agreements with executive officers;

•
reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

•
reviewing the overall compensation philosophy.

Our Compensation Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Dr. Pirozzi, as chair, Dr. Gaal and Mr. Sitar, each of whom is “independent” as that term is defined under applicable NYSE listing standards. The Nominating and Corporate Governance Committee’s responsibilities include:
•
identifying and recommending candidates for membership on our Board;

•
recommending directors to serve on Board committees;

•
reviewing and recommending corporate governance guidelines and policies;

•
reviewing proposed waivers of the code of conduct for directors and executive officers;

•
evaluating, and overseeing the process of evaluating, the performance of our Board; and

•
assisting our Board on corporate governance matters.

Our Nominating and Corporate Governance Committee operates pursuant to a charter that is available on our website at https://www.timberpharma.com/investors under the Corporate Governance section.
Science and Technology Committee
Our Science and Technology Committee currently consists of Dr. Cohen, as chair, Dr. Pirozzi and Dr. Gaal. The Science and Technology Committee’s responsibilities include:
•
reviewing and presenting the Company’s scientific data for general Board discussion;

•
reviewing and considering management’s decisions regarding the allocation, deployment, utilization of, and investment in the Company’s scientific resources;

•
reviewing, evaluating, and advising the Board and management regarding the goals, objectives and direction of the Company’s research and development programs;

•
advising our Board and management on the scientific aspects of potential business transactions and opportunities; and

•
reviewing the Company’s overall intellectual property strategies.

Stockholder Nominations for Directorships
Our Nominating and Corporate Governance Committee will consider potential director candidates recommended by stockholders as long as the stockholders comply with our certificate of incorporation and bylaws, in recommending a potential candidate. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures set forth in our bylaws. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at: The Board of Directors, Timber Pharmaceuticals, Inc., 110 Allen Road, Suite 401, Basking Ridge New Jersey 07920, Attention: Secretary. For more information, please see the section below titled “Stockholder Proposals.”
Assuming that the appropriate information is provided for candidates recommended by stockholders, our Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of our Board or other persons, as described above and as set forth in our charter.
Board Leadership Structure and Role in Risk Oversight
Currently, Mr. Koconis serves as the Company’s Chief Executive Officer and Chairman of the Board. Prior to April 16, 2021, Michael Derby served as the Execute Chairman of the Board. The Board appointed Mr. Koconis as Chairman of the Board effective April 20, 2021.

Periodically, our Board will assess the roles of Chairman and Chief Executive Officer, and the Board leadership structure to ensure the interests of Timber and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Mr. Koconis, as our Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Timber and its business. The Board has appointed Mr. Sitar as Lead Independent Director. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for the Company at any given time.
While management is responsible for assessing and managing risks for the Company, our Board is responsible for overseeing management’s efforts to assess and manage risk. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks, and our standing Board committees. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
Stockholder Communications
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Timber is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.
Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which Timber tends to receive repetitive or duplicative communications.
Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Timber Pharmaceuticals, Inc., 110 Allen Road, Suite 401, Basking Ridge New Jersey 07920, Attention: Secretary.
Code of Business Conduct and Ethics
We maintain a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at https://www.timberpharma.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our current executive officers:
Name	Age	Position(s)	Served as an Officer Since
John Koconis	51	Chief Executive Officer President and Chairman of the Board	2020
Joseph Lucchese	54	Chief Financial Officer, Executive Vice President and Treasurer	2020
Alan Mendelsohn, M.D.	58	Chief Medical Officer and Executive Vice President	2021
Zachary Rome	37	Chief Operating Officer, Executive Vice President, Secretary and Director	2020
Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:
John Koconis has served as our Chief Executive Officer since May 2020 and as Chairman of the Board since April 2021. For Mr. Koconis’s biography, please see the section above entitled “Nominees for Election for a Term Expiring at the 2022 Annual Meeting.”
Joseph Lucchese has served as our Chief Financial Officer since May 2020. Mr. Lucchese has also served as a Partner at TardiMed since January 2020. Prior to joining TardiMed, he was a founding member and Managing Director of Oncology Partners LLC, a boutique financial advisory firm serving development stage biotechnology companies and investors, from July 2015 to February 2020. Mr. Lucchese also served as the Managing Director of The ASR Group, a division of Oncology Partners which focuses on value maximization of biotechnology assets via M&A or licensing transactions, from January 2019 to February 2020. Prior to founding Oncology Partners LLC, Mr. Lucchese was a Managing Partner of Foundation Ventures, an investment banking firm servicing early life sciences companies.
Alan Mendelsohn, M.D., has served as our Chief Medical Officer since January 2021. Dr. Mendelsohn is a board-certified pediatric cardiologist with over 20 years of experience in clinical development and medical affairs. Prior to joining the Company, he served as Associate Vice President of Dermatology Medical Affairs for Sun Pharmaceuticals Industries Limited since December 2016. Dr. Mendelsohn has also served as Senior Director at Pfizer from November 2014 through December 2016 as well as Senior Director of Immunology Research and Development for Janssen Pharmaceuticals from November 2006 through January 2014. He has also served in various leadership roles at Centocor Inc., a Johnson & Johnson (NYSE: JNJ) company. Dr. Mendelsohn holds an M.D. from the State University of New York Health Science Center at Brooklyn.
Zachary Rome has served as our Chief Operating Officer since May 2020. For Mr. Rome’s biography, please see the section above entitled “Nominees for Election for a Term Expiring at the 2022 Annual Meeting.”

EXECUTIVE COMPENSATION
Our Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives. At our 2016 annual meeting of stockholders, stockholders voted, on an advisory, non-binding basis, to approve the compensation paid to the Company’s Named Executive Officers (as defined below).
Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by, or paid to our Chief Executive Officer, our former Chief Executive Officer and the three most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers as of December 31, 2020 and for services rendered in all capacities to us for the year ended December 31, 2020 (our “Named Executive Officers”). For 2020, our Named Executive Officers were:
•
John Koconis, our Chief Executive Officer (our “CEO”), President and Chairman of the Board;

•
Joseph Lucchese, our Chief Financial Officer (our “CFO”), Treasurer and Executive Vice President (“EVP”);

•
Zachary Rome, our Chief Operating Officer (our “COO”), EVP and Secretary;

•
Michael Derby, our former Executive Chairman of the Board; and

•
Steven Bosacki, our former CEO.

Mr. Bosacki was our CEO until May 18, 2020. At the close of business on May 18, 2020, Mr. Koconis became our CEO. Mr. Derby was our Executive Chairman until April 16, 2021. At the close of business on April 20, 2021, Mr. Koconis became our Chairman of the Board.
2020 Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities earned by our Named Executive Officers for the fiscal years ended December 31, 2020 and 2019.
Name and principal position	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	All other compensation ($)	Total ($)
John Koconis, CEO, President and Chairman	2020	$288,846	$140,577	—	$77,841(2)	$507,264
	2019	$79,488	$50,000	—	$150,343(3)	$279,831
Joseph Lucchese, CFO, Treasurer and EVP	2020	$176,807	$42,000	$89,321	$52,991(2)	$361,119
	2019	—	—	—	—	—
Zachary Rome(4), COO, EVP, Secretary and Director	2020	$183,928	$42,000	—	$74,742(2)	$300,670
	2019	$93,750	$33,750	—	$67,669(3)	$195,169
Michael Derby, Former Executive Chairman	2020	$134,077	$42,000	—	$37,751(2)	$213,828
	2019	—	—	—	—	—
Steven Bosacki, Former CEO	2020	$126,215	—	—	$45,769(5)	$171,984
	2019	$163,094	—	$21,777	—	$184,871

(1)
Amounts represent the aggregate fair value amount computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to our consolidated financial statements contained in this annual report on Form 10-K for the year ended December 31, 2020.

(2)
Represents payments of health insurance premiums for such Named Executive Officer.

(3)
Represents the dollar value of the VARs granted to such Named Executive Officer.

(4)
Represents 75% of Mr. Rome’s salary which was paid by TardiMed in 2019 through May 18, 2020, the date of the merger involving BioPharmX Corporation in which the Company is the surviving entity (the “Merger”).

(5)
Mr. Bosacki received $45,769 pursuant to the termination of his employment agreement upon the closing of the Merger.

Narrative Disclosure to Summary Compensation Table
Employment Agreements with our Named Executive Officers
Timber extended an offer letter agreement to Mr. Koconis on June 20, 2019 in connection with his position as Chief Executive Officer. Mr. Koconis is entitled to, among other things, (i) an annual gross base salary of $200,000 (which annual base salary will be increased to $350,000 immediately after the Effective Time and to $400,000 upon the commercialization of Timber’s first product); and (ii) eligibility for a bonus up to 50% of his base salary. The offer constitutes an at-will employment agreement.
Timber extended an offer letter agreement to Mr. Rome on March 31, 2020 in connection with his position as Executive Vice President and Chief Operating Officer. Mr. Rome is entitled to, among other things, (i) an annual gross base salary of $210,000; and (ii) eligibility for a bonus up to 30% of his base salary. The offer letter is for a term of two years with automatic one-year renewals unless sooner terminated by Mr. Rome or the Company.
Timber extended an offer letter agreement to Mr. Lucchese on March 31, 2020 in connection with his position as Chief Financial Officer. Mr. Lucchese is entitled to, among other things, (i) an annual gross base salary of $210,000; and (ii) eligibility for a bonus up to 30% of his base salary. The offer letter is for a term of two years with automatic one-year renewals unless sooner terminated by Mr. Lucchese or the Company.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2020.
Option awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
John Koconis	—	—	—	—	—
Joseph Lucchese	6/8/2020	—	97,083(1)	2.87	6/7/2030
Zachary Rome	—	—	—	—	—
Michael Derby	—	—	—	—	—
Steven Bosacki	—	—	—	—	—

(1)
25% of the options vest on January 6, 2021, and the remaining shares subject to this option vest 1/36 of the shares on the last day of each full calendar month thereafter.

(2)
The stock option was granted on July 16, 2019 and the shares subject to this option vest 1/36 of the shares on the last day of each full calendar month.

The following table summarizes, for each of our Named Executive Officers, the number of shares of common stock underlying outstanding value appreciation rights (“VARs”) held as of December 31, 2020.
Name	Number of Shares Underlying Unexercised VARs		Expiration Date
	Exercisable	Unexercisable
John Koconis	42,181	167,466	7/1/2029
Joseph Lucchese	—	—	—
Zachary Rome	52,884	79,326	3/1/2029
Michael Derby	—	—	—
Steven Bosacki	—	—	—
Pension Benefits
None of our Named Executive Officers is covered by a pension plan or other similar benefit plan that provides for payments by Timber or other benefits from Timber at, following, or in connection with retirement.
Nonqualified Deferred Compensation
None of our Named Executive Officers is covered by a nonqualified defined contribution or other nonqualified deferred compensation plan.

DIRECTOR COMPENSATION
Director Compensation Table 2020
Non-executive directors are entitled to receive fees for their services as directors. Non-executive directors are also eligible for equity awards under the Plan connection with their attendance at Board and committee meetings. The table below shows the total compensation paid to or earned by each of our non-executive directors during fiscal 2020 for service on our Board and on committees of our Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David Cohen, M.D.	$11,500	—	(2)	—	$11,500
Lubor Gaal, Ph.D.	$10,000	—	(2)	—	$10,000
Gianluca Pirozzi, M.D., Ph.D.	$15,000	—	$16,008(3)	—	$31,008
Edward J. Sitar	$19,500	—	$16,008(3)	—	$35,508

(1)
The amounts in this column represent the aggregate grant date fair value of equity awards granted to the non-employee directors in 2020, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see Note 2 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, to which reference is hereby made.

(2)
Pursuant to their respective offer letters, Dr. Cohen and Dr. Gaal are each entitled to option grants, subject to stockholder approval of Proposal 2. See the discussion under “New Plan Benefits” in Proposal 2 below.

(3)
Dr. Pirozzi and Mr. Sitar are each entitled to option grants, subject to stockholder approval of Proposal 2. See the discussion under “New Plan Benefits” in Proposal 2 below.

Retainer Fees.   We provide a cash retainer fee to each of our non-employee directors for their services on the committees of our Board, paid quarterly in arrears.
Our non-employee directors are compensated as follows pursuant to the Company’s director compensation policy:
•
$35,000 annual retainer;

•
$15,000 for service as the chair of our Audit Committee and as the chair of our Science and Technology Committee;

•
$10,000 for service as the chair of our Compensation Committee;

•
$8,000 for service as the chair of our Nominating and Corporate Governance Committee;

•
$7,500 for service as a member of our Audit Committee and as a member of our Science and Technology Committee;

•
$5,000 for service as member of our Compensation Committee; and

•
$4,000 for service as a member of our Nominating and Corporate Governance Committee.

Equity Awards.   Each newly-elected or appointed non-employee director will be granted a stock option, as determined by the Compensation Committee, to purchase our common stock. Each stock option award will vest and become exercisable in equal monthly installments over two years from the vesting commencement date, subject to such non-employee director’s continued service on our board of directors. The awards will have 10-year terms and will terminate three years following the date the director ceases to be one of our directors or consultants. In addition, all non-employee directors may be granted an annual stock option, as determined by the Compensation Committee, to purchase our common stock.

REPORT OF THE AUDIT COMMITTEE*
The undersigned members of the Audit Committee of the Board of Directors of Timber Pharmaceuticals, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2020 as follows:
1.
The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2020.

2.
The Audit Committee has discussed with representatives of KPMG LLP, the Company’s independent public accounting firm, the matters which are required to be discussed with them under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.
The Audit Committee has discussed with representatives of KPMG LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.
Audit Committee,
Edward J. Sitar, Chair
David Cohen, M.D.
Gianluca Pirozzi, M.D., Ph.D.

*
The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of April 12, 2021 (the “Beneficial Ownership Date”) with respect to the beneficial ownership of our common stock by the following: (i) each of Timber’s current directors; (ii) each of Timber’s Named Executive Officers; (iii) all of Timber’s current executive officers and directors as a group; and (v) each other person known by Timber to own beneficially more than five percent (5%) of the outstanding shares of our common stock.
The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date (“Presently Exercisable Securities”), if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.
The table reflects 36,659,685 shares our common stock outstanding as of the Beneficial Ownership Date plus any shares issuable upon exercise of Presently Exercisable Securities held by such person or entity. Under the terms of the Series A Warrants and the Bridge Warrants, a holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination common stock issuable upon exercise of the warrants which have not been exercised. The percentages in the second column reflect this limitation.
Except as otherwise noted below, the address for persons listed in the table is c/o Timber Pharmaceuticals, Inc., 110 Allen Road, Suite 401, Basking Ridge, New Jersey 07920.
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% or Greater Stockholders:
TardiMed Sciences LLC(2)	5,538,271	15.07%
Altium Capital Management LP(3)	6,085,289	9.99%
Empery Asset Management, LP(4)	10,132,654	9.99%
Hudson Bay Capital Management LP(5)	1,949,834	5.05%
Named Executive Officers and Directors:
John Koconis(6)	84,362	*
Joseph Lucchese(7)	34,386	*
Zachary Rome(8)	52,884	*
Edward J. Sitar(9)	6,608	*
Gianluca Pirozzi(10)	6,068	*
David Cohen	—	—
Lubor Gaal	—	—
Michael Derby(2)	5,538,271	15.07%
Steven Bosacki	—	—
All Executive Officers and Directors as a group (8 persons):	184,848	5.02%

*
Less than 1%

(1)
Applicable percentage ownership is based on 36,659,685 shares of common stock outstanding as of April 12, 2021, together with securities exercisable or convertible into shares of common stock within 60 days of April 12, 2021 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 12, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The number of shares consists of 5,437,517 shares of common stock and 100,754 shares of common stock issuable upon conversion of outstanding Series A Preferred Stock. Michael Derby is the Managing Partner of TardiMed. Mr. Derby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(3)
The number of shares consists of 5,878,414 shares of common stock issuable upon exercise of Series A Warrants and 206,875 shares of common stock issuable upon exercise of the Bridge Warrants, in each case without regard to any limitations on exercises. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these shares. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, New York 10019.

(4)
The number of shares consists of 1,047,364 shares of common stock and 9,085,290 shares of common stock issuable upon exercise of Series A Warrants and Bridge Warrants, in each case without regard to any limitations on exercises. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Debt Opportunity Fund, LP, (“EDOF”) has discretionary authority to vote and dispose of the shares held by EAM, ETE and EDOF, and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM, ETE and EDOF. EAM, ETE, EDOF, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The principal address of Empery Asset Management LP is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(5)
The number of shares consists of 1,944,996 shares of Common Stock issuable upon exercise of Series A Warrants and 4,838 shares of Common Stock usable upon exercise of BioPharmX Corporation legacy warrants. Hudson Bay Capital Management LP, the Investment Manager of Hudson Bay Master Fund Ltd. has voting and dispositive power over the securities of the company held by such entity. Sander Gerber is the Managing Member of Hudson Bay Capital GP LLC, which is the General Partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The principal address of Hudson Bay Capital Management, LP is 777 3rd Avenue, New York, New York 10017.

(6)
Includes 84,362 shares of common stock underlying VARs that vest within 60 days of April 12, 2021.

(7)
Includes 34,386 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 12, 2021.

(8)
Includes 52,884 shares of common stock underlying VARs that vest within 60 days of April 12, 2021.

(9)
Includes 6,068 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 12, 2021.

(10)
Includes 6,068 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of April 12, 2021.

TRANSACTIONS WITH RELATED PERSONS
Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our Named Executive Officers and directors are described in the section entitled “Executive Compensation.”
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had, or will have a direct or indirect material interest. Under our related party transaction policy, our management will be required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee will take into account all of the relevant facts and circumstances available. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.
Asset Purchase Agreements with Patagonia Pharmaceuticals LLC (“Patagonia”)
On February 28, 2019, we acquired the intellectual property rights for a topical formulation of isotretinoin for the treatment of CI and identified as TMB-001, formerly PAT-001 including the IPEGTM brand, from Patagonia (the “TMB-001 Acquisition”). Zachary Rome, our Executive Vice President and Chief Operating Officer serves as President of Patagonia and also maintains an ownership interest therein.
Under the terms of the TMB-001 Acquisition, we paid a one-time upfront payment of $50,000 to Patagonia. Patagonia is entitled to up to $27.0 million of cash milestone payments relating to certain regulatory and commercial achievements of the TMB-001 Acquisition, with the first being $4.0 million from the initiation of a Phase 3 pivotal trial, as agreed with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low single digits to mid-double digits for the program licensed. We are responsible for all development activities under the license. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at December 31, 2020.
On June 26, 2019, we acquired the intellectual property rights for a locally administered formulation of sitaxsentan for the treatment of cutaneous fibrosis and/or pigmentation disorders, and identified as TMB-003, formerly PAT-S03, from Patagonia (the “TMB-003 Acquisition”).
Upon closing of the TMB-003 Acquisition, we paid a one-time upfront payment of $20,000 to Patagonia. Patagonia is entitled to up to $10.25 million of cash milestone payments subject to adjustments relating to certain regulatory and commercial achievements of the TMB-003 License, with the first being a one-time payment of $250,000 upon the opening of an IND with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low to mid-single digits for the program licensed. We are responsible for all development activities under the license. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at December 31, 2020.
Preferred Stock
Pursuant to the Amended and Restated Limited Liability Company Agreement of Timber Sub, from February 26, 2019 to December 31, 2019, TardiMed, one of Timber’s 5% holders, contributed $1.4 million to Timber Sub in exchange for 1.4 million preferred units. TardiMed also contributed $186,493 for management fees and reimbursed expenses to Timber Sub for the period from inception through December 31, 2019 in exchange for 186,493 preferred units. During the year ended December 31, 2020, TardiMed contributed an additional $0.1 million in exchange for 142,392 preferred units. Michael Derby, our former Executive Chairman of the Board, is a Managing Member of TardiMed. Zachary Rome, our Chief Operating Officer, Executive Vice President and Secretary and Joseph Lucchese, our Chief Financial Officer and Executive Vice President are also partners of TardiMed.
In connection with the Merger Agreement with BioPharmX Corporation, these preferred units and dividends have converted into 1,819 shares of Series A Preferred Stock (the “Preferred Stock”). The Company reimbursed TardiMed $400,346 for management fees and reimbursed expenses for the year ended December 31, 2020. The Preferred Stock is currently subject to redemption at any time in whole or in part at the request of the holder, TardiMed. The redemption price is equal to approximately $1.9 million in the aggregate, including accumulated and unpaid dividends which accrue dividends at the rate of 8% per annum. Redemption is subject to certain limitations under Delaware law, so that our ability to pay the redemption price to TardiMed is or may be limited.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE TIMBER PHARMACEUTICALS, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 2,056,130 TO 4,668,319
General
The general purpose of our 2020 Omnibus Equity Incentive Plan (the “Plan”) is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers may develop an ownership stake of the Company, a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders. Under the Plan, our Compensation Committee may grant nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards.
Our Board believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes alignment with stockholders, continuity of management and increases incentive and personal interest in the long-term performance of the Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success. The Plan was adopted by our Board on March 22, 2020, subject to stockholder approval. Stockholder approval was obtained on May 13, 2020. The Plan became effective on May 18, 2020, the date of the merger involving BioPharmX Corporation in which the Company is the surviving entity. On April 20, 2021, our Board approved an amendment increasing the number of shares available for issuance under the Plan from 2,056,130 to 4,668,319, and directed that the amendment be submitted to the stockholders for approval at the Annual Meeting. A copy of the amendment is attached as Appendix A.
Based on discussions with an external compensation consultant, the Board proposes to having an equity incentive compensation plan covering approximately 12% of the Company’s outstanding common shares which we believe would be in line with comparable companies to Timber. As of March 15, 2021, we had 36,843,045 common shares outstanding. If the new shares requested are approved by the shareholders, they will represent approximately 12.7% and approximately 8.5% on a non-diluted and fully-diluted basis respectively. This increase in equity incentive plan shares is important to the Company in terms of attracting and retaining talented employees, directors and other service providers, particularly in light of our anticipated growth and near term hiring activity as the Company’s development plans progress.
If our stockholders do not approve the increase in the number of shares available for issuance under the Plan, we will continue to operate the Plan under its current provisions, but will be limited in our ability to make future grants and incentives under the Plan to our management, employees and Board members.
Description of the Existing Plan
The following description of the material terms of the Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Plan, which is incorporated herein by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed March 23, 2021.
Administration.   In general, the Plan will be administered by the Compensation Committee. The Compensation Committee will determine the persons to whom options to purchase shares of common stock, SARs, restricted stock units, restricted or unrestricted shares of common stock, performance shares, performance units, incentive bonus awards, other stock-based awards and other cash-based awards may be granted. The Compensation Committee may also establish rules and regulations for the administration of the Plan and amendments or modifications of outstanding awards. The Compensation Committee may delegate authority to the chief executive officer and/or other executive officers to grant options and other awards to employees (other than themselves), subject to applicable law and the Plan. No options, stock purchase rights or awards may be made under the Plan on or after March 22, 2030 (the “expiration date”), but the Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding.
Eligibility.   Persons eligible to receive options, SARs or other awards under the Plan are those employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of April 20, 2021, we had six employees and four executive officers. As awards under the Plan are within the discretion of the Compensation Committee, the Company cannot determine how many individuals in each of the categories described above will receive awards, except as described under “New Plan Benefits” below.
Shares Subject to the Plan.   The aggregate number of shares of our common stock available for issuance (or issued) in connection with options and other awards granted under the Plan is 2,056,130, subject to customary adjustments for stock splits, stock dividends or similar transactions. The number of shares of common stock available for issuance under the Plan automatically increases on January 1st of each year commencing with January 1, 2021 and on each January 1 thereafter until the expiration date, in an amount equal to four percent (4%) of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our Board takes action prior thereto to provide that there will not be an increase in the share reserve for such year or that the increase in the share reserve for such year will be of a lesser number of shares of common stock than would otherwise occur.
“Incentive stock options”, or ISOs, that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted under the Plan with respect to 970,083 shares of common stock authorized for issuance under the Plan prior to the proposed increase. Upon approval of the proposed increase, 3,583,022 shares of common stock may be subject to ISOs.. None of the additional shares of common stock available for issuance pursuant to the previous paragraph may be subject to ISOs.
If any option or SAR granted under the Plan terminates without having been exercised in full or if any award is forfeited, or if shares of common stock are withheld to cover withholding taxes on options or other awards or applied to the payment of the exercise price of an option or purchase price of an award, the number of shares of common stock as to which such option or award was forfeited, withheld or paid, will be available for future grants under the Plan. Awards settled in cash will not count against the number of shares available for issuance under the Plan.
No non-employee director may receive awards in any calendar year having an accounting value in excess of $500,000 (inclusive of any cash awards to the non-employee director for such year that are not made pursuant to the Plan); provided that in the case of a new non-employee director, such amount is increased to $750,000 for the initial year of the non-employee director’s term.
The number of shares authorized for issuance under the Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.
Terms and Conditions of Options.   Options granted under the Plan may be either ISOs or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the Plan. The exercise price of stock options may not be less than the fair market value per share of our common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).
If on the date of grant the common stock is listed on a stock exchange or is quoted on the automated quotation system of the NYSE American, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method. On April 12, 2021 the closing sale price of a share of our common stock on the NYSE American was $1.89.
No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.
Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our common stock having a fair market value equal to the purchase price, (c) by a full recourse, interest bearing promissory note having such terms as the Compensation Committee may permit, or (d) a combination of these methods. The Compensation Committee may permit other methods of payment, and is authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.
No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.
Stock Appreciation Rights.   The Compensation Committee may grant SARs under the Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:
•
the excess of the fair market value on the exercise date of one share of our common stock over the exercise price, multiplied by

•
the number of shares of common stock covered by the SAR.

Payment may be made in shares of our common stock, in cash, or partly in common stock and partly in cash, all as determined by the Compensation Committee.
Upon the exercise of a SAR, a participant will be entitled to receive a payment equal to the fair market value of our common stock as of the date of exercise, less the base price applicable to the SAR, multiplied by the number of shares of our common stock with respect to which such SAR is exercised. Such payment may be made in the form of cash, shares of our common stock (valued at their fair market value on the date of exercise) or a combination of cash and shares of our common stock, as determined by the Committee and set forth in the award agreement.
Restricted Stock Awards and Restricted Stock Unit Awards.   The Compensation Committee may award restricted common stock and/or restricted stock units under the Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.
Performance Shares and Performance Units.   The Compensation Committee may award performance shares and/or performance units under the Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards.   The Compensation Committee may grant incentive bonus awards under the Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements. Each award agreement will have such terms and conditions as the Compensation Committee determines, including performance goals and amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash and/or shares of our common stock.
Other Stock-Based and Cash-Based Awards.   The Compensation Committee may award other types of equity-based or cash-based awards under the Plan, including the grant or offer for sale of shares of our common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.
Effect of Certain Corporate Transactions.   The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) cancel or terminate any award for cash and/or other substitute consideration in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; or (f) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.
Amendment, Termination.   Our Board may at any time amend the Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, our Board may not (a) increase the number of shares of common stock available under the Plan, (b) change the group of individuals eligible to receive options, SARs and/or other awards, or (c) extend the term of the Plan.
New Plan Benefits
Grants of awards under the Plan are subject to the discretion of the Plan administrator. Each newly elected or appointed non-employee director is entitled to receive a stock option grant, as determined by the Compensation Committee, to purchase our common stock. Each stock option award will vest and become exercisable in equal monthly installments over two years from the vesting commencement date, subject to such non-employee director’s continued service on our board of directors. The awards will have 10 year terms and will terminate three years following the date the director ceases to be one of our directors or consultants.
In addition, all non-employee directors will be entitled to receive a grant of a stock option, as determined by the Compensation Committee, to purchase our common stock. Each stock option award will vest and become exercisable in equal monthly installments over one year from the vesting commencement date, subject to such non-employee director’s continued service on our board of directors. The awards will have 10 year terms and will terminate three years following the date the director ceases to be one of our directors or consultants.

The following table sets forth grants of options to the named directors and officers below that are contingent upon stockholder approval of this Proposal 2.
Name and Position	Dollar Value	Number of Awards(1)
Alan Mendelsohn, M.D.	(2)	347,991
Lubor Gaal, Ph.D.	(2)	71,893
David Cohen, M.D.	(2)	71,893
Gianluca Pirozzi, M.D., Ph.D.	(2)	47,623
Edward J. Sitar	(2)	47,623
All current executive officers as a group	(2)	347,991
All current directors who are not executive officers as a group	(2)	239,032
All current employees, including current officers who are not executive officers, as a group	—	—

(1)
Awards granted under the Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Plan. Accordingly, except as noted below, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Plan in the future are not determinable. The number of awards in the table above is the number of shares of our common stock subject to each option that is contingent upon stockholder approval of this Proposal 2.

(2)
The dollar value will be the exercise price on the date of grant.

U.S. Federal Income Tax Consequences
Following is a summary of the U.S. federal income tax consequences of option and other grants under the Plan. Optionees and recipients of other rights and awards granted under the Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following the vesting and payment of any award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local, foreign or other tax laws.
Treatment of Options
The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the Plan, nor will our Company be entitled to a tax deduction at that time.
Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.
For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.
In general, if an optionee, in exercising an incentive stock option, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.
As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.
Treatment of Stock Appreciation Rights
Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the excess of fair market value of our common stock at that time over the exercise price.
Treatment of Stock Awards
Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.
The recipient of an unrestricted stock award, including a performance unit award, will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the Award is made.
The recipient of a restricted stock unit generally will recognize ordinary income as and when the units vest and are settled. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.
Treatment of Incentive Bonus Awards and Other Stock or Cash Based Awards
Generally, the recipient of an incentive bonus or other stock or cash based award will not recognize any income upon grant of the award, nor will our Company be entitled to a deduction at that time. Upon payment with respect to such an award, the recipient will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the amount of cash paid and/or the fair market value of our common stock issued at that time.
Potential Limitation on Company Deductions
Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our Board and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceed the deduction limit of Section 162(m).
Tax Withholding
As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the Plan to pay any federal, state or local taxes required by law to be withheld.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information with respect to our compensation plans under which the issuance of our securities were authorized as of December 31, 2020.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)(2)
Equity compensation plans approved by security holders(1)	986,614		$4.03	786,377
Equity compensation plans not approved by security holders(3)	87,511		$0.01	—
Total		$

(1)
The amounts shown in this row include (i) 970,833 shares underlying options issued under the Plan with a weighted average exercise price of $2.87 and (ii) 15,781 shares of common stock underlying legacy BioPharmX options issued under the 2014 Equity Incentive Plan and the 2016 Equity Incentive Plan with a weighted average exercise price of $75.27.

(2)
In accordance with the “evergreen” provision in the Plan, an additional 1,085,297 shares of our common stock were automatically made available for issuance on the first day of 2021, which represents 4% of the number of shares of common stock outstanding on December 31, 2020; these shares are excluded from this calculation.

(3)
Includes 87,511 shares of common stock to be issued underlying VARs.

Approval Required
The approval of the amendment to the Plan to increase the number of shares of capital stock authorized for issuance thereunder from 2,056,130 to 4,668,319, will require the affirmative vote of a majority of all of the votes cast. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE TIMBER PHARMACEUTICALS, INC. 2020 OMNIBUS EQUITY INCENTIVE PLAN.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote, on an advisory basis, on the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures.
The Board and the Compensation Committee believe that our Company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by motivating and rewarding excellence in individual and Company performance and aligning our executives’ interests with those of our stockholders.
Proposal 3 is advisory and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of this vote when evaluating our executive compensation program.
Proposal 3 is as follows:
“RESOLVED, that the compensation of the Company’s Named Executive Officers, as such compensation is disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of the Stockholders pursuant to Item 402 of Regulation S-K is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against Named Executive Officers compensation as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We will hold a say-on-pay vote at each annual meeting until the time our stockholders vote to hold the say-on-pay vote at a different frequency.
Approval Required
Stockholder approval of this Proposal 3 will require the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this Proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT RELATING TO ITS 2021 ANNUAL MEETING OF STOCKHOLDERS PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has reappointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Timber for the fiscal year ending December 31, 2021, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as a public registered accounting firm.
Principal Accountant Fees and Services
The following table summarizes the fees paid for professional services rendered by KPMG LLP, our independent registered public accounting firm, for each of the last two fiscal years:
Fee Category	2020	2019
	(In thousands)
Audit Fees	$544.2	$30.2
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$544.2	$30.2
Audit Fees
Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our securities, audit services provided in connection with other statutory or regulatory filings, and reviews of registration statements and issuances of consents (including merger related fees).
Pre-Approval Policy and Procedures
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre approval, and the fees for the services performed to date. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre approval, and the fees for the services performed to date.
The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and All Other Fees as described above is compatible with maintaining KPMG LLP’s independence and has determined that such services for fiscal years 2019 and 2020 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.
Review of Financial Statements
The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”), receiving written disclosures from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussing with the independent registered public accountants their independence, and recommending to the Board that the audited financial statements be included in our annual report on Form 10-K.
Attendance at Annual Meeting
Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Changes in Accountants
On May 22, 2020, our Audit Committee resolved to continue to engage BPM LLP (“BPM”), an independent registered accounting firm, as the Company’s independent registered public accounting firm to review the Company’s condensed consolidated financial statements for the three month period ended April 30, 2020, and, following BPM’s review of the Company’s condensed consolidated financial statements for the three month period ended April 30, 2020, to terminate BPM’s engagement and appoint KPMG as the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements. Accordingly, on June 30, 2020, we terminated our relationship with BPM to serve as our independent registered public accounting firm.
Upon approval of our Board and the Audit Committee, KPMG LLP was engaged on June 30, 2020, effective immediately. Also on June 30, 2020, our Board approved the change in the Company’s fiscal year end from January 31 to December 31. As such, the financial periods referenced below relate to the Company’s historical fiscal years ended January 31, 2020 and January 31, 2019.
The reports of BPM on the Company’s consolidated financial statements for the fiscal years ended January 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that, the reports on the consolidated financial statements of the Company as of and for the years ended January 31, 2020 and 2019, each contained a separate explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.
During the fiscal years ended January 31, 2020 and 2019 and the subsequent interim period through June 30, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BPM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BPM, would have caused BPM to make reference thereto in their reports on the consolidated financial statements for such fiscal years.
During the fiscal years ended January 31, 2020 and 2019 and any subsequent interim period through June 30, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than:
•
For the fiscal year ended January 31, 2020, the Company reported material weaknesses in its internal control over financial reporting, relating to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and Securities Exchange Commission (“SEC”) guidelines.

•
For the fiscal year ended January 31, 2019, the Company reported material weaknesses in its internal control over financial reporting, relating to (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both GAAP and SEC guidelines.

Approval Required
The approval of the ratification of the appointment of KPMG as our independent registered accounting firm for the year ending December 31, 2021 will require the affirmative vote of a majority of all of the votes cast. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 4.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

STOCKHOLDER PROPOSALS
Stockholder Proposals for 2022 Annual Meeting
Any stockholder proposals submitted, in reliance on Rule 14a-8 under the Exchange Act, for inclusion in Timber’s proxy statement and form of proxy for our 2022 Annual Meeting of Stockholders, must be received by the Company no later than December 24, 2021 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Timber Pharmaceuticals, Inc., 110 Allen Road Suite 401, Basking Ridge, New Jersey 07920, Attn.: Secretary.
Our bylaws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2022 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by Timber at our principal executive office if received no later than March 5, 2022 and no earlier than February 3, 2022, provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by Timber at our principal executive office not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such Annual Meeting; and (ii) the 10th day following the day on which such public announcement of the date of such Annual Meeting is first made by Timber. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Timber Pharmaceuticals, Inc., 110 Allen Road Suite 401, Basking Ridge, New Jersey 07920, Attn.: Secretary.
ANNUAL REPORT
Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Timber Pharmaceuticals, Inc., 110 Allen Road Suite 401, Basking Ridge, New Jersey 07920, Attn.: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.
Our audited financial statements for the fiscal year ended December 31, 2020 and certain other related financial and business information are contained in our 2020 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Timber Pharmaceuticals, Inc., 110 Allen Road Suite 401, Basking Ridge, New Jersey 07920, Attn.: Secretary or by phone at (914) 205-3481. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS
As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties at the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors
/s/John Koconis

John Koconis
Chief Executive Officer and Chairman of the Board
April 23, 2021
Basking Ridge, New Jersey

Appendix A
AMENDMENT TO
TIMBER PHARMACEUTICALS, INC.
2020 OMNIBUS EQUITY INCENTIVE PLAN
Dated: April 20, 2021
This Amendment amends the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan (the “Plan”). All capitalized terms not defined herein shall have the meanings set forth in the Plan.
R E C I T A L S
WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors (“Board”) of Timber Pharmaceuticals, Inc. (the “Company”) the right to amend the Plan from time to time; and
WHEREAS, the Board desires to amend the Plan in the manner hereinafter provided subject to approval by the Company’s stockholders.
NOW THEREFORE, the Plan is hereby amended as follows:
1.   Amendments.
1.1   Section 4.1(a) of the Plan is amended and restated in its entirety as follows:
“(a)   Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 4,668,319 shares; all of which may, but need not, be issued in respect of Incentive Stock Options.”
1.2   The last sentence of Section 17.2 of the Plan is amended and restated in its entirety as follows:
“The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the Board’s adoption of the initial Plan amendment (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.”
2.   No Other Changes.   Except as set forth herein, the Plan shall remain in full force and effect without modification.
IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above written as evidence of its adoption by the Company.
TIMBER PHARMACEUTICALS, INC.
By: Name: Title:

A-1

VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/TMBR2021You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TIMBER PHARMACEUTICALS, INC.110 ALLEN ROAD, SUITE 401 BASKING RIDGE, NEW JERSEY 07920 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS
VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D52707-P52152TIMBER PHARMACEUTICALS, INC. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD52707-P521522. To approve an amendment to the Company’s 2020 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized forissuance thereunder from 2,056,130 to 4,668,319.Nominees:3. To vote, on an advisory basis, on the compensation of the Company’s named executive officers.4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.5. To transact any other business that may properly come before the meeting or any adjournment thereof.01) John Koconis02) Zachary Rome03) Edward J. Sitar04) Gianluca Pirozzi05) Lubor Gaal06) David Cohen1. To elect six directors to the Board of Directors to hold ! ! !office for the following year until their successors areelected.ForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !! ! !TIMBER PHARMACEUTICALS, INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D52708-P52152

TIMBER PHARMACEUTICALS, INC.
Annual Meeting of Shareholders
June 3, 2021 1:00 PM (EDT)
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John Koconis and Joseph Lucchese, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of TIMBER PHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, EDT on June 3, 2021, at www.virtualshareholdermeeting.com/TMBR2021 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side